Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 28, 2009 (except for Note 15, as to which the date is September 30, 2009) in Amendment No. 7 to the Registration Statement (Form S-1 No. 333-148259) and the related Prospectus of Education Management Corporation and Subsidiaries for the registration of 20,000,000 shares of its common stock.
/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania
September 30, 2009